Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262587) pertaining to the 2021 Equity and Incentive Plan and 2021 Employee Stock Purchase Plan of IO Biotech, Inc. of our report dated March 31, 2022, with respect to the consolidated financial statements of IO Biotech, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 31, 2022